Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in registration statements (File No. 33-27949, File No. 33-62773 and File No. 333-143322) on Forms S-8, File No. 333-157464 on Form S-3 and File No.  333-32107 on Form S3-D of our reports, dated March 10, 2010, relating to our audits of the consolidated financial statements and internal control over financial reporting of MidSouth Bancorp, Inc., which appear in MidSouth Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009.

                                      /s/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia

March 15, 2010